Exhibit 99.1

Fifth Street Senior Floating Rate Corp. Announces Management Promotions, Including Ivelin Dimitrov’s Promotion to President
WHITE PLAINS, NY, January 8, 2014 -- Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) today announced that its Board of Directors promoted several members of FSFR’s management team.
Ivelin M. Dimitrov has been promoted to President of FSFR, in addition to his current responsibilities as Chief Investment Officer. Mr. Dimitrov remains in his current roles at FSC as Chief Investment Officer and a member of its Board of Directors. Mr. Dimitrov has been affiliated with the investment adviser of FSFR since 2005.
Bernard D. Berman has been promoted to Chairman of the Board of Directors, and has stepped down as President of FSFR. Mr. Berman remains in his current roles at Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) as President and Secretary, and a member of its Board of Directors. Mr. Berman has been affiliated with the investment adviser of FSFR since 2004.
As recently disclosed, Alexander C. Frank was promoted to the position of FSFR’s Chief Operating Officer and Steven M. Noreika was promoted to the position of FSFR’s Chief Financial Officer. Both Mr. Frank and Mr. Noreika remain in their current roles at FSC.
Leonard M. Tannenbaum remains Chief Executive Officer of FSFR and has transitioned from Chairman to Vice Chairman of the Board of Directors. Mr. Tannenbaum remains in his current roles at FSC as Chairman of the Board of Directors and Chief Executive Officer.
“The broadening of Fifth Street’s platform is well-supported by the capabilities of our management team. Ivelin, Alex and Steve have been granted additional responsibilities in recognition of their contributions across the platform. I look forward to working with them in their expanded roles along with the over 70 other talented professionals at Fifth Street,” commented Mr. Tannenbaum.
About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  The company’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments while seeking to preserve its capital.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC. Named 2013 “Lender Firm of the Year” by The M&A Advisor, Fifth Street Management LLC is an SEC-registered investment adviser and leading alternative asset manager with over $3 billion in assets under management.  With a track record of more than 15 years and offices across the country, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  FSFR’s website can be found at fifthstreetsenior.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Dean Choksi, Executive Director of Finance & Head of Investor Relations
(914) 286-6855
dchoksi@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com